EXHIBIT 23.2
                            CONSENT OF LEGAL COUNSEL


Stewart & Stevenson Services, Inc.
Houston, Texas

As legal counsel, I hereby consent to the incorporation by reference in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 30, 1994 of my opinion regarding legality of the shares registered and to all references to me included in this registration statement.



/s/ Lawrence E. Wilson

Lawrence E. Wilson
Vice President & General Counsel
June 30, 1994